Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 20, 2025, with respect to the consolidated financial statements of TPI Composites, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

February 20, 2025